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EXHIBIT 10(ii)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the incorporation by reference in this Post Effective Amendment No. 7 ("Post-Effective Amendment No. 7") of Registration Statement File No. 333-54016 of MetLife Investors Variable Annuity Account Five (the "Account") on Form N-4 to the reference to our firm in the Statement of Additional Information in Post-Effective Amendment No. 6 to Registration Statement File No. 333-54016 for certain variable annuity contracts, issued by the Account, which is incorporated by reference under this Post-Effective Amendment No. 7.

                                            SUTHERLAND ASBILL & BRENNAN LLLP


                                            By:  /s/ W. THOMAS CONNER
                                                 --------------------
                                                 W. Thomas Conner

Washington, D.C.
May 11, 2004